Exhibit 10.35


                               PURCHASE AGREEMENT
                               ------------------


     PURCHASE AGREEMENT dated as of January 28, 2005 by and among Robert B. Snyder, an individual residing at 26 Crescent Drive, Brielle, NJ 08730 ("RBS"), Frank J. Sullivan, an individual residing at 19 Gateshead Drive, Bridgewater, NJ 08807 ("FJS"), Robert B. Snyder Jr., an individual residing at 1 Larson Lane, Warren, NJ 07059("RBSJR"), Philip J. Andreoli, an individual residing at 1129 Highland Court, Stewartsville, NJ 08886 ("PJA"), William J. McKean, an individual residing at 6 Highview Court, Pittstown, NJ 08867 ("WJM," and together with RBS, FJS, RBSJR, PJA, collectively, "Buyer"), the Acquired Companies (as defined herein) and KeySpan Business Solutions, LLC, a Delaware limited liability company ("Seller").

     WHEREAS, Seller is the owner of all of the issued and outstanding Membership Interests (as defined herein) in the Acquired Companies; and

     WHEREAS, Seller desires to sell to Buyer and Buyer desires to purchase from Seller all of the Membership Interests;

     NOW, THEREFORE, in consideration of the mutual promises herein set forth and subject to the terms and conditions hereof, the parties agree as follows:

                            ARTICLE I. DEFINED TERMS


     1.01 Definitions. As used in this Agreement, terms defined in the preamble and recitals of this Agreement shall have the meanings set forth therein and the following terms shall have the meanings set forth below:

     "Affiliate" shall mean with respect to any Person, the subsidiaries, officers, directors, members and partners of such Person and any other Person which directly or indirectly controls, is controlled by or is under common control with such Person. For purposes of this definition, "control" and derivations thereof shall mean the power to vote ten percent (10%) or more of the voting securities or equity interests in any Person.

     "Agreement" shall mean this Purchase Agreement and all Schedules and Exhibits hereto, as the same may from time to time be amended.

     "Acquired Companies" shall mean Binsky & Snyder, LLC, a Delaware limited liability company and Binsky & Snyder Service, LLC, a Delaware limited liability company.

     "Acquired Liabilities" shall mean all debts, liabilities, Contracts, commitments, taxes and other obligations of every kind and character of the Acquired Companies (whether accrued, absolute, contingent or otherwise and whether due or to become due) including, but not limited to, any and all unfunded pension liabilities and pension withdrawal liabilities.

     "Bonded Backlog Report" shall have the meaning set forth in Section 7.07(d) hereof.

     "Bonds" shall mean those certain surety and performance bonds, issued for the benefit of the Acquired Companies for which KeySpan Corporation or one of its Affiliates is responsible as a guarantor/indemnitor, including, but not limited to, those listed on Schedule 1.01 hereto.

     "Buyer Representative" shall mean FJS or any successor Buyer Representative appointed in accordance with Section 7.08 of this Agreement.

     "Cash Consideration" shall have the meaning set forth in Section 2.02(b) hereof.

     "Closing" shall mean the single closing of the purchase and sale of the Membership Interests contemplated by this Agreement on the Closing Date.

     "Closing Date" shall have the meaning set forth in Section 2.03 of this Agreement.

     "Consent" shall mean any consent, approval, authorization of, notice to, or designation, registration, declaration or filing with, any Person.

     "Contract" shall mean any contract, lease, agreement or license, to which Buyer, Seller or any Acquired Company is a party or by which it or any of its properties or assets may be bound or affected.

     "Deferred Payment" shall have the meaning set forth in Section 2.02(c) hereof.

     "Employee Benefits" shall mean all employee benefit plans, contracts, agreements, incentives, salary, wages or other compensation plans or arrangements (whether written or oral) including but not limited to all pension and profit sharing plans, savings plans, retiree benefits and agreements, severance agreements and the like covering employees and former employees of the Acquired Companies, for which the Acquired Companies may be responsible or with respect to which it may have any liability.

     "Governmental Authority" shall mean any court or any Federal, state, municipal or other government department, commission, board, bureau, agency or instrumentality.

     "GAAP" shall mean generally accepted United States accounting principles, applied on a consistent basis.

     "Instrument" shall mean any written Contract, deed, assignment, document of title, note, power of attorney, or obligation.

     "Laws" shall mean (i) all Federal, state, local or foreign laws, rules and regulations; (ii) all Orders; (iii) all Permits; and (iv) all Regulatory Agreements.


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


     "Lien" shall mean any mortgage, pledge, hypothecation, lien, security interest, financing statement, charge or encumbrance.

     "Management Services Agreement" shall mean that certain Management Services Agreement, to be entered into by and among Binsky & Snyder, LLC and Pro-Formance Sheet Metal, LLC, in the form attached hereto as Exhibit A, pursuant to which, inter alia, Binsky & Snyder, LLC shall perform management and administrative services for Pro-Formance Sheet Metal, LLC.

     "Membership Interests" shall have the meaning set forth in Section 5.04 hereof.

     "Monthly Financial Report" shall have the meaning set forth in Section 7.07(d) hereof.

     "Order" shall mean any judgment, award, order, writ, injunction or decree issued by any Federal, state, local or foreign authority, court, tribunal, agency, or other Governmental Authority, or by any arbitrator, to which any Acquired Company is subject, or to which the Buyer is subject, as the case may be.

     "Ordinary Course of Business" shall mean actions that are consistent with the past practices of the Acquired Companies and are taken in the ordinary course of the normal day-to-day operations of the Acquired Companies.

     "Permits" shall mean all permits, licenses, approvals, franchises, notices and authorizations, Federal, state, local or foreign, necessary to carry on the business of the Acquired Companies or to consummate the transactions contemplated by this Agreement.

     "Person"   shall  mean  any   individual,   partnership,   joint   venture,
corporation, trust, limited liability company, unincorporated organization, Governmental Authority or other entity.

     "Personal Guarantee(s)" shall mean those certain guarantees to be made by RBS and FJS for the benefit of the Seller, in the form attached hereto as Exhibits B-1 and B-2, pursuant to which the guarantors named therein shall unconditionally guarantee the obligations of the Buyer under Section 2.02 (c) of this Agreement.

     "Pledge Agreement" shall mean that certain security agreement to be entered into by and between Buyer and Seller pursuant to which Buyer shall pledge its membership interests in Binsky & Snyder, LLC as collateral security for the performance of its obligations under Section 2.02(c) of this Agreement, in a form attached hereto as Exhibit C.

     "Purchase Price" shall have the meaning set forth in Section 2.02 hereof.


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


     "Regulatory Agreements" shall mean all Contracts with Federal, state, local or foreign regulatory authorities to which any Acquired Company or the Buyer, as the case may be, are parties or which are otherwise binding upon any such Person or its assets.

     "Subsidiaries" shall have the meaning assigned to such term in Section 5.05 hereof.

     "Tax" shall mean any tax or assessment of any federal, state, local, or foreign jurisdiction, whether imposed by Law or assumed by contract, including any interest, penalty, or addition thereto, whether disputed or not.

     "Tax Return" means any return, declaration, report, claim for refund, or information return or statement filed with or submitted to, or required to be filed with or submitted to, any Governmental Authority in connection with the determination, assessment, collection, or payment of any Tax.

     1.02 Rules of Construction. Unless the context otherwise requires: (1) a capitalized term has the meaning assigned to it; (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP in effect on the date hereof, and any other reference in this Agreement to "generally accepted accounting principles" refers to generally accepted accounting principles on the date hereof; (3) "or" is not exclusive; (4) words in the singular include the plural, and words in the plural include the singular; (5) provisions apply to successive events and transactions; (6) "herein", "hereof", "hereto" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section or other subdivision; and (7) any gender used in this Agreement shall be deemed to include the neuter, masculine and feminine genders.

     1.03 Nature of Buyer's Representations, Warranties, Covenants and Agreements. All of the representations, warranties, covenants, agreements and undertakings of Buyer set forth in this Agreement, including Buyer's indemnification obligations under Article IX hereof, are made jointly and severally by RBS, FJS, RBSJR, PJA and WJM.

     1.04 Authority of Buyer Representative. Each of RBS, FJS, RBSJR, PJA and WJM hereby designate and appoint Buyer Representative as their representative for all purposes of this Agreement, including, but not limited to, receiving notices on behalf of the Buyer, executing and delivering waivers, amendments, and modifications to this Agreement on behalf of Buyer, executing and delivering such other Instruments as may be required or permitted by this Agreement, and taking any and all other actions as is required or permitted to be taken by Buyer under this Agreement. Each of RBS, FJS, RBSJR, PJA and WJM hereby appoint Buyer Representative as their agent and attorney-in-fact for the purpose of carrying out the foregoing purposes.


              ARTICLE II. PURCHASE AND SALE OF MEMBERSHIP INTERESTS


     2.01 Sale of the Membership Interests. At the Closing, Seller will sell, transfer, assign, convey and deliver to Buyer, and Buyer will purchase, accept and acquire from Seller the Membership Interests. The Membership Interests will


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be  transferred  to each of RBS, FJS,  RBSJR,  PJA and WJM in the proportion set forth on Schedule 2.01 hereto.

     2.02 Purchase Price; Payment. (a) The purchase price to be paid by Buyer for the Membership Interests shall be an aggregate amount equal to the sum of Ten Million Dollars ($10,000,000) (the "Purchase Price"), which shall consist of the Cash Consideration described in Section 2.02(b) hereof and the Deferred Payments described in Section 2.02(c) hereof, and which shall be allocated to the Acquired Companies in accordance with Schedule 2.02 hereof.

     (b) Cash Consideration. The Cash Consideration payable to Seller at Closing shall be an aggregate amount equal to the sum of Five Million Dollars
($5,000,000) (the "Cash Consideration"), payable to Seller at the Closing by wire transfer of immediately available funds to Seller's account listed, and pursuant to the wire instructions on, Exhibit D.

     (c) Deferred Payment. Buyer shall make a payment to Seller in the amount and on the dates set forth below (each, a "Deferred Payment");

          (i) On August 1, 2005 and on the first day of each month for eleven consecutive months thereafter, One Hundred Thousand Dollars ($100,000);

          (ii) On August 1, 2006 and on the first day of each month for  sixteen
     consecutive  months   thereafter,   Two  Hundred  Eleven  Thousand  Dollars
     ($211,000); and

          (iii) On January 1, 2008, the sum of Two Hundred Thirteen Thousand Dollars ($213,000).

     2.03 Closing Date. The Closing will take place at the offices of Seller's counsel at 44 Wall Street, New York, NY at 10:00 a.m. (local time) on the date that is three (3) business days following the date when each of the conditions specified in Article 3 of this Agreement have been satisfied (or waived in writing by the party entitled to waive such condition) or at such other time as the parties may agree (the "Closing Date"). Subject to the provisions of Article 8, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this Section 2.03 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

     2.04 Closing Deliveries.

     (a) Seller's Deliveries. At the Closing, Seller shall deliver to Buyer:

          (i) Certificates representing all the Membership Interests owned by Seller;

          (ii) Any and all membership registration books of the Acquired Companies;


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


          (iii) All organizational records and minute books of the Acquired Companies;

          (iv) [Reserved];

          (v) The resignation of all directors of the Acquired Companies and those officers of the Acquired Companies requested by Buyer;

          (vi) A certificate of good standing and secretary's certificate for each of the Acquired Companies; and

          (vii) Executed counterpart signature pages for each of the Management Services Agreement and the Pledge Agreement.

     (b) Buyer. At the Closing, Buyer shall deliver to Seller:

          (i) Wire transfers to Seller of immediately available funds in New York City for an aggregate amount equal to the Cash Consideration in accordance with Section 2.02(b) hereof;

          (ii) [Reserved];

          (iii) Evidence, reasonably acceptable to the Seller, that as of the Closing Date the Acquired Company will have obtained appropriate insurance coverage and each such policy shall have named Seller and its Affiliates as an additional insured; and

          (iv) Executed counterpart signature pages for each of the Management Services Agreement, Pledge Agreement and the Personal Guarantees.

                         ARTICLE III. CLOSING CONDITIONS


     3.01. Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the fulfillment, at the option of Seller, at or prior to the Closing Date, of each of the following conditions:

     (a) Representations and Warranties. The representations and warranties of Buyer herein contained shall be true in all material respects on and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

     (b) Covenants. Buyer shall have performed, in all material respects, all its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by Buyer prior to the Closing Date.

     (c) No Litigation. No action, suit or proceeding before any Governmental Authority shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no action, suit or proceeding by any Governmental Authority shall have been


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


threatened against Seller or its Affiliates, any Acquired Company, or Buyer seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

     (d) Documentation. All matters and proceedings taken in connection with the sale of the Membership Interests as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Seller and its counsel.

     (e) Consents. Seller shall have received, in form and substance reasonable acceptable to Seller, any and all Consents necessary or reasonably required for the consummation of the transactions as set forth on Schedule 3.01(e) hereto, including, but not limited to, appropriate board approvals and Consents from any and all Governmental Authorities.

     (f) Other Agreements. On or before the Closing Date, the Pledge Agreement, Management Services Agreement and Personal Guarantees shall have been duly executed and delivered by all the parties thereto.

     3.02. Conditions Precedent to the Obligations of Buyer. All obligations of Buyer under this Agreement are subject to the fulfillment, at the option of Buyer, at or prior to the Closing Date, of each of the following conditions:

     (a) Seller's Representations and Warranties. The representations and warranties of Seller herein contained shall be true in all material respects on and as of the Closing Date, except as affected by transactions contemplated or permitted by this Agreement.

     (b) Seller's Covenants. Seller shall have performed, in all material respects, all of its obligations and agreements and complied with all its covenants contained in this Agreement to be performed and complied with by it prior to the Closing Date.

     (c) No Litigation. No action, suit or proceeding before any Governmental Authority shall have been commenced and still be pending, no investigation by any Governmental Authority shall have been commenced and still be pending, and no action, suit or proceeding by any Governmental Authority shall have been threatened against Seller or its Affiliates, the Acquired Company, or Buyer seeking to restrain, prevent or change the transactions contemplated hereby or questioning the validity or legality of any of such transactions.

     (d) Documentation. All matters and proceedings taken in connection with the sale of the Membership Interests as herein contemplated, including forms of Instruments and matters of title, shall be reasonably satisfactory to Buyer and to its counsel.

     (e) Other Agreements. On the Closing Date, the Pledge Agreement, Management Services Agreement and Personal Guarantees shall have been duly executed and delivered by the parties thereto.


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                        ARTICLE IV. PRECLOSING COVENANTS


     4.01 Covenants of Seller. Seller agrees that prior to the Closing:

     (a) Cooperation. It will use commercially reasonable efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain the Consents which may be necessary or reasonably required in order for Seller to effect the transactions contemplated hereby.

     (b) Transactions Out of Ordinary Course of Business. Except with the prior written consent of Buyer Representative, which shall not be unreasonably withheld or delayed, Seller will not permit any Acquired Company to enter into any transaction out of the Ordinary Course of Business.

     (c) Maintenance of Properties, etc. Seller will use commercially reasonable efforts to cause each Acquired Company to maintain all of its properties in customary repair, order and condition (taking into consideration the age and condition thereof), reasonable wear and tear excepted.

     (d) Maintenance of Books and Records. Seller will use commercially reasonable efforts to cause each Acquired Company to maintain its books, accounts and records in the usual manner on a basis consistent with prior years.

     (e) Access to Properties, etc. Seller will use commercially reasonable efforts to cause each Acquired Company to give to Buyer and to its counsel, accountants, and other representatives access during normal business hours (upon reasonable prior notice) to copies of all of their Contracts, Instruments, Permits, books and records, and will use commercially reasonable efforts to cause each Acquired Company to furnish to Buyer all such documents and information with respect to the affairs of such Acquired Company as Buyer may from time to time reasonably request.

     (f) Certain Prohibited Transactions. Except with the prior written consent of the Buyer Representative, Seller will not permit any Acquired Company to (i) enter into any contract to merge or consolidate with any Person, (ii) change the character of its business, or sell, transfer or otherwise dispose of any material assets other than in the Ordinary Course of Business (iii) or purchase any assets or securities of any Person, other than in the Ordinary Course of Business.

     (g) Release of Inter-company liabilities.  On or prior to the Closing Date,
(i) Seller will, and Seller will cause its Affiliates to, release the Acquired Companies from any and all debts, liabilities and obligations of the Acquired Companies to Seller and its Affiliates existing as of the Closing Date and (ii) Seller will cause the Acquired Companies to release Seller and its Affiliates from any and all debts, liabilities and obligations of Seller and its Affiliates to the Acquired Companies existing as of the Closing Date, except for those debts, liabilities and obligations set forth on Schedule 4.01(g) hereto and except for the debts, liabilities and obligations specifically contemplated by this Agreement. Buyer hereby consents and agrees to the releases described in


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this Section  4.01(g).  In addition,  set forth on Schedule  4.01(g) hereto is a description of the understanding and agreement of the parties as to the compromise and treatment of intercompany liabilities and balances prior to the Closing Date.

     4.02 Covenants of Buyer. Buyer agrees that prior to the Closing:

     (a) Cooperation. Buyer will use its best efforts to cause the sale contemplated by this Agreement to be consummated, and, without limiting the generality of the foregoing, to obtain the Consents and Permits which may be necessary or reasonably required in order for Buyer to effect the transactions contemplated hereby.

               ARTICLE V. REPRESENTATIONS AND WARRANTIES OF SELLER


     Seller represents and warrants to Buyer as follows:

     5.01 Ownership of the Membership Interests. All of the Membership Interests (as defined in Section 5.04), owned by Seller are, or as of the Closing Date will be, owned free and clear of any Liens.

     5.02 Authorization. Seller has all requisite legal right, power, authority and capacity to execute and deliver and to perform all of its obligations under this Agreement and to consummate the transactions hereunder. Seller has taken all necessary action to authorize the sale hereunder on the terms and conditions of this Agreement and to authorize the execution, delivery and performance of this Agreement. This Agreement has been duly executed by Seller and constitutes a legal, valid and binding obligation of Seller enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, or other similar Laws from time to time in effect, which affect the enforcement of creditors' rights in general and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     5.03 Organization; Good Standing. Each Acquired Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. A true and accurate copy of the Operating Agreement of each Acquired Company has been provided to the Buyer; the Operating Agreements, as of the Closing Date, shall remain in full force and effect and shall hot have been amended or otherwise altered. Each Acquired Company has all requisite power and authority to own, operate and lease its properties and assets and to carry on its business as now being conducted. Each Acquired Company is duly qualified or registered, as the case may be, to do business in each jurisdiction where the conduct of its business requires such qualification, except for such jurisdictions in which the failure to so qualify would not have a material adverse effect on such Acquired Company. The jurisdictions in which each of the Acquired Companies is qualified to do business is set forth in
Schedule 5.03 hereto.

     5.04 Capitalization. The number of issued and outstanding membership interests of each Acquired Company is set forth on Schedule 5.04 hereto ("Membership Interests"). The Membership Interests constitute all of the issued


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and  outstanding  securities of each of the Acquired  Companies.  The Membership
Interests were duly and validly issued, are fully paid, and have no personal liability attached thereto.

     5.05 Subsidiaries. Except as set forth in Schedule 5.05, the Acquired Companies do not own, directly or indirectly, any capital stock or equity securities of any Person or have any direct or indirect equity or ownership interest in any Person.

     5.06 Contracts; Other Actions. Except as set forth on Schedule 5.06 hereto, to the knowledge of Seller, neither Seller, nor its Affiliates (except for the Acquired Company) has entered into any agreement or taken any action which will be binding upon any Acquired Company from and after the Closing Date.

     5.07 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Seller without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment, except for Conway, Del Genio & Gries & Co., LLC ("CDG"). The fees and costs for the services of CDG shall be paid for by Seller pursuant to Section 7.02 hereof.

     5.08 No Implied Representation.  Notwithstanding anything contained in this
Article V or any other provision of this Agreement, it is the express intent of each party hereto that Seller is not making, nor shall Seller be deemed to have made, any representation or warranty whatsoever, express or implied, beyond those expressly given in this Agreement, including but not limited to any implied warranty or representation as to condition, merchantability or suitability as to any of the properties or assets of the Acquired Companies. It is understood that any cost estimates, projections or other predictions contained or referred to in the Exhibits hereto or otherwise furnished to Buyer are not and shall not be deemed to be representations or warranties of Seller. In addition, Buyer acknowledges and agrees that for purposes of the Schedules attached hereto, any information, item or other disclosure set forth in any portion of such Schedules shall be deemed to have been set forth in all other applicable portions of the Schedules.

               ARTICLE VI. REPRESENTATIONS AND WARRANTIES OF BUYER


     Buyer represents and warrants to Seller as follows:

     6.01 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried on by Buyer without the intervention of any other Person in such manner as to give rise to any valid claim for a finder's fee, brokerage commission or other like payment.

     6.02 Financing. Buyer has all monies or appropriate binding commitments from responsible financial institutions (evidence of which has been delivered to Seller) to provide Buyer with funds sufficient to satisfy the obligations of Buyer to Seller under this Agreement and capital sufficient to conduct the business of the Acquired Companies to be acquired pursuant to this Agreement. All such financing commitments remain in full force and effect.

     6.03 Investment Only. Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its purchase of the Membership Interests. Buyer confirms that Seller has made available to them the opportunity to ask questions of the officers and employees of Seller and each Acquired Company and to acquire such additional information as they have desired to obtain about the business and financial condition of the Acquired Companies. Buyer is acquiring the Membership Interests for its own account for investment purposes only and not with a view to the distribution or resale thereof, except that Buyer may sell or distribute membership interests in Binsky & Snyder Service, LLC to employees and former owners of the Acquired Companies. Buyer will not sell or transfer any of the Membership Interests (or any securities issued in substitution, reclassification or recapitalization) in violation of applicable Federal, state or foreign securities Laws.

                       ARTICLE VII. POST CLOSING COVENANTS


     7.01 Further Assurances. Following the Closing, at the request of Buyer, Seller shall execute and deliver to the Buyer such further documents and take such reasonable action as may be necessary or appropriate to vest in Buyer all of Seller's right, title and interest to the Membership Interests.

     7.02 Broker's Fee. Seller shall pay and fully discharge any liability Seller or the Acquired Companies may have on account of any commissions or fees owed to CDG in connection with the transactions contemplated by this Agreement. Buyer shall indemnify and hold harmless Seller from any claim or demand for commission or other compensation by any broker, finder, agent or similar intermediary (other than CDG) claiming to have been employed by or on behalf of Buyer and to bear the cost of legal expenses incurred in defending against any such claim.

     7.03 Liability Relating to Employee Benefits. In the event Buyer or any Acquired Company, as the case maybe, fails to continue to provide all employees of such Acquired Company with Employee Benefits that are comparable in value in the aggregate to the Employee Benefits in effect as of the Closing Date, Buyer and the Acquired Companies shall jointly and severally indemnify Seller against any liability (and related expenses including without limitation attorneys' fees) resulting from a claim made against Seller that such Employee Benefits must be continued.


     7.04 No Use of KeySpan Name. From and after the Closing Date, neither Buyer nor any Acquired Company shall have the right to use the name "KeySpan" or any derivations thereof in any form whatsoever. Buyer covenants and agrees to remove the name KeySpan and any derivations thereof from any and all property of the Acquired Companies including, but not limited to, letterhead, promotional material, advertising material, and all service vehicles within thirty (30) days after the Closing Date.

     7.05 Access to Books and Records. (a) From and after the Closing Date, Buyer shall, and Buyer shall cause the Acquired Companies to, permit Seller and its accountants and employees access during normal business hours (upon reasonable prior notice) to review and copy, at Seller's expense, all of the books and records of the Acquired Companies, and will cause the Acquired Companies to furnish to Seller all such documents and information with respect to the affairs of the Acquired Companies as well as access to personnel of the Acquired Companies as Seller may from time to time reasonably request in order to prepare financial statements and tax returns of Seller and its Affiliates (or as otherwise required to comply with audits or inquiries from Governmental Authorities), to monitor the Acquired Companies' performance on jobs for which a Bond has been issued, to comply with Law and to otherwise verify Buyer and the Acquired Companies performance of their obligations hereunder. In addition, Buyer shall cause the Acquired Companies to, and the Acquired Companies shall, make the Chief Financial Officer of each Acquired Company available to meet with a representative of Seller no less frequently than once each calendar month to discuss matters and answer questions concerning the financial status and operations of the Acquired Companies. For so long as there is any outstanding obligations, including, but not limited to completion or warranty obligations, with respect to jobs for which Bonds have been issued and provided that Seller or its Affiliates are still obligated as an indemnitor or guarantor with such Bonds, then Buyer and the Acquired Companies agree that a representative of Seller shall be invited to attend any and all meeting that the Acquired Companies or Buyer have with any Person which has issued surety bonds for or on behalf of the Acquired Companies. Buyer and the Acquired Companies agree to send reasonable advance notice of any such meeting to Seller.

     (b) Buyer will cause the Acquired Companies to, and the Acquired Companies shall, continue to maintain their books, accounts and records in the usual manner on a basis consistent with prior years for a period of at least seven (7) years after the Closing Date and the Acquired Companies shall not, during such seven-year period, discard or destroy any of the books, accounts or records of the Acquired Companies which relate to the period July 2000 to the Closing Date and thereafter.

     7.06 Tax Matters. (a) Seller shall prepare or cause to be prepared and shall timely file or cause to be timely filed all Tax Returns that are required to be filed for or with respect to the Acquired Companies for all Tax periods which end on or before the Closing Date, and shall pay all Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior practice except to the extent required by Law.

     (b) Buyer shall prepare or cause to be prepared and shall file or cause to be filed any Tax Returns for or with respect to the Acquired Companies that are required to be filed for periods ending after the Closing Date, and shall pay all Taxes due with respect to such Tax Returns. Such Tax Returns shall be prepared in a manner consistent with prior tax accounting practices and methods of the Acquired Companies except to the extent required by Law.

     (c) All transfer, documentary, sales, use, registration and other such Taxes (including all applicable real estate transfer or gains Taxes) and related fees (including any penalties, interest and additions to Tax) incurred in connection with this Agreement and the transactions contemplated hereunder, except for Seller's federal and state capital gains Taxes, if any, shall be paid by Buyer, and the Seller and the Buyer shall cooperate in timely making all filings, returns, reports and forms as may be required to comply with Law.

     (d) Each party hereto shall, and shall cause its subsidiaries and Affiliates, if any, to, provide to each of the other parties hereto such cooperation and information as any of them reasonably may request in filing any Tax Returns, amended Tax Returns or claims for refund, determining liability for Taxes or a right to refund of Taxes or in conducting any audit or other proceeding in respect of Taxes.

     7.07 Bond Related Matters. (a) Promptly after the Closing Date, Buyer shall, at Seller's request, use commercially reasonable efforts to cooperate with and assist Seller and its Affiliates in their efforts to cause the sureties which have issued the Bonds to release Seller and its Affiliates from any and all indemnity and/or guarantee obligations with respect to the Bonds; provided, however, that Seller or its Affiliates shall be responsible for any additional costs charged by such sureties or any replacement sureties in connection with obtaining such release. Notwithstanding the foregoing, Seller and its Affiliates shall have the right at any time to elect not to be released from the Bonds and not to incur any additional costs in connection therewith. Buyer acknowledges that promptly after the Closing Date those Bonds listed on Schedule 1.01 which do not relate to a specific job will be cancelled by the surety and Buyer agrees to make arrangements to have substitute bonds issued.

     (b) In addition to the obligations of Buyer set forth in Section 7.07(a) hereof, Buyer agrees to use commercially reasonable efforts, after the completion of any job for which a Bond has been issued, to cooperate with and assist Seller and its Affiliates in their efforts to cause the sureties which have issued such Bond to release Seller and its Affiliates from any and all indemnity and/or guarantee obligations with respect to such Bond.

     (c) Except to the extent required pursuant to the terms of the applicable Contract, without first obtaining Seller's prior written consent, such consent not to be unreasonably withheld, Buyer shall not permit any Acquired Company to, and the Acquired Companies shall not, enter into any change orders, amendments or modifications to any Contract relating to a job for which a Bond has been issued which either increases the scope of work or costs for such job or delays the completion date thereof.

     (d) For so long as there is any outstanding obligations, including, but not limited to completion or warranty obligations, with respect to jobs for which Bonds have been issued and provided that Seller or its Affiliates are still obligated as an indemnitor or guarantor with such Bonds, then on or before the fifteenth day of each calendar month, Buyer will cause the Acquired Companies to, and the Acquired Companies shall, prepare and send to Seller the following:
(A) a monthly financial reporting package relating to the Acquired Companies (the "Monthly Financial Report ") which shall include for each Acquired Company a balance sheet as of the previous month end, income statement (from the Closing Date to the previous month end), a cash flow statement (from the Closing Date to the previous month end), a statement showing aging of accounts receivable and accounts payable and a work in progress schedule, each prepared in a manner consistent with practices of such Acquired Company in effect as of the Closing Date, and a narrative of the monthly results and (B) a monthly bonded backlog report ("Bonded Backlog Report") for the jobs which shall include (i) a projection of costs to be incurred through job completion substantially in the form shown on Schedule 7.07(d)(B)(i), (ii) a job cash flow summary detailing the monthly estimated cash flows for each job through completion in a form substantially in the form of Schedule 7.07(d)(B)(ii), and (iii) a detail cost to complete estimate in a form consistent with practices of the Acquired Companies as of the Closing Date and (C) within 60 days after the end of any calendar year, audited financial statements for each of the Acquired Companies, prepared in accordance with GAAP, certified by the Acquired Company's independent certified public accountants, which accountants must be reasonably acceptable to Seller. Such reports shall be accompanied by a written statement that the information contained therein has been reviewed by the President and Chief Financial Officer (or equivalent) of each of the Acquired Companies. Buyer and the Acquired Companies' obligations set forth in clause (C) of this Section 7.07(d) shall continue until both of the following have occurred: (D) there is no longer any outstanding obligations, including, but not limited to completion or warranty obligations, with respect to jobs for which Bonds have been issued and Seller or its Affiliates shall have been released from any and all obligations as an indemnitor or guarantor with such Bonds, and (E) the indefeasible payment in full in cash of all of the Deferred Payments.

     7.08 Appointment of Successor Buyer Representative. In the event that Buyer Representative appointed by this Agreement shall resign, become incapacitated or otherwise be unable to carry out his obligations as Buyer Representative hereunder, then and in such event, RJS shall forthwith be appointed as and assume the obligations of Buyer Representative, and/or if he shall resign, become incapacitated or otherwise be unable to carry out his obligations as Buyer Representative hereunder, then and in such event RJSJR shall forthwith be appointed as and assume the obligations of Buyer Representative.

     7.09 Insurance Matters. Buyer shall maintain insurance policies naming the Acquired Companies as an insured, and naming the Seller and its Affiliates as an additional insured with respect to periods after the Closing, for a period of five years after the Closing, with coverages, terms and conditions that are, to the extent practicable, substantially similar to those in effect on the date hereof and in any event upon terms that are commercially reasonable in light of then existing insurance market conditions. Within 30 days after the end of each policy period, if requested, Buyer shall provide evidence to Seller that such policies are (i) in full force and effect and that (ii) Seller and its Affiliates have been named as additional insureds for the subsequent period.

     7.10 Use of Office Space. From and after the Closing Date, Binsky & Snyder, LLC hereby agrees to permit Seller and its Affiliates to use a certain portion of the office space occupied by Binsky & Snyder, LLC at 281 Centennial Avenue, Piscataway, Middlesex County, New Jersey, all in accordance with the Summary of Terms set forth on Exhibit E hereto.

     7.11 Severance Payments for James Dorsa. Seller agrees to be responsible for and to indemnify Buyer from and against all severance payments required to be made to James Dorsa ("Dorsa") under that certain Contract by and between Dorsa and KSI Contracting LLC, dated May 30, 2003.

     7.12 Cure Period. With respect to Buyer's obligation under Section 2.02(c) of this Agreement, in the event that Buyer shall fail to make any Deferred Payment on the date when due, Buyer shall have the right to cure such default by making such payment on or before the date which is seven calendar days after the due date.


                            ARTICLE VIII. TERMINATION


     8.01 Termination. Anything herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing Date: (i) by mutual consent of Seller and Buyer, or (ii) by any party, if the Closing does not occur on or before March 31, 2005 for any reason other than a breach by the Person desiring to terminate of any material representation, warranty or covenant hereunder.

     8.02 Effects of Termination. If this Agreement is terminated and the transactions contemplated hereby are not consummated as described above, this Agreement shall become void and of no further force and effect, except for the provisions of Sections 10.05 and 10.06 herein. Nothing herein shall affect any liability any party may have for any breach of any representation, warranty or covenant prior to such termination.

                           ARTICLE IX. INDEMNIFICATION

     9.01 Obligation of Buyer to Indemnify. Buyer and the Acquired Companies hereby agree to indemnify, defend, save and hold Seller (and its Affiliates and their directors, officers, employees and agents) harmless from and against any and all damage, liability, loss, expense, assessment, judgment or deficiency of any nature whatsoever (including, without limitation, reasonable attorneys' fees and other costs and expenses incident to any suit, action or proceeding) (together "Losses") incurred or sustained by Seller (and its Affiliates and their directors, officers, employees and agents) which arises out of or results from (i) the breach of any representation or warranty made by Buyer herein, (ii) the breach of or failure to perform any covenant of Buyer set forth in this Agreement, (iii) any and all Acquired Liabilities, and (iv) Losses incurred by Seller and its Affiliates with respect to the Bonds.

     9.02 Obligation of Seller to Indemnify. Seller hereby agrees to indemnify, defend, save and hold Buyer harmless from and against any and all Losses incurred or sustained by Buyer which arises out of or results from (i) the breach of any representation or warranty of Seller set forth Article V above, or
(ii) the breach of or failure to perform any covenant of Seller set forth in this Agreement. Seller shall not have any obligation to indemnify Buyer for any Losses resulting from, arising out of, relating to, in the nature of, or caused by the breach of any representation or warranty of the Seller contained herein until the Buyer has incurred Losses in excess of One Hundred Thousand Dollars ($100,000) in the aggregate, and then only for Losses in excess of such amount. The limitation set forth in the foregoing sentence shall not apply to a claim for indemnification for a breach of the representation and warranty set forth in
Section 5.06 hereof or a breach of the covenant set forth in Section 7.06(a) and
7.11 hereof. The maximum aggregate liability of Seller for claims of indemnification pursuant to this Section 9.02 shall not exceed an amount equal to the Purchase Price. In addition, Seller shall have no liability under this
Section 9.02 if (A) prior to Closing, Buyer had (or with the exercise of reasonable inquiry would have had) knowledge of the matter giving rise to the indemnification obligation or (B) the matter arose or relates to an event that occurred on or prior to July 1, 2000. The remedy provided in this Section 9.02 is the exclusive remedy of Buyer for any breach of this Agreement by Seller and is in lieu of any and all any other remedies that may be available to Buyer hereunder or at law or in equity.

     9.03 Procedures for Indemnification. Promptly after service of notice of any claim or of process by any third person in any matter in respect of which indemnity may be sought from a party pursuant to this Agreement, the Party so served will notify the indemnifying party of the receipt thereof. The indemnifying party will have the right to participate in, or assume, at its own expense, the defense of any such claim or process (with counsel reasonably acceptable to the indemnified party) or settlement thereof. If the indemnifying party elects to participate in or assume the defense of any such claim or process, it shall have reasonable access to all relevant materials and information to allow it to do so. After notice from the indemnifying party of its election to assume the defense thereof, the indemnifying party will not be liable to the indemnified party for any legal or other expense incurred by the indemnified party in connection with such defense. Such defense will be conducted expeditiously (but with due regard for obtaining the most favorable outcome reasonably likely under the circumstances, taking into account costs and expenditures) and the indemnified party will be advised promptly of all material developments. The indemnifying party will not settle any such claim without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed. With respect to any matter which is the subject of any such claim and as to which the indemnified party fails to give the other party such notice as aforesaid, and such failure adversely affects the ability of the indemnifying party to defend such claim or materially increases the amount of indemnification which the indemnifying party is obligated to pay hereunder, the amount of indemnification which the indemnified party will be entitled to receive will be reduced to an amount which the indemnified party would have been entitled to receive had such notice been timely given. No settlement of any such claim as to which the indemnifying party has not elected to assume the defense thereof will be made without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld or delayed.

                            ARTICLE X. MISCELLANEOUS


     10.01 Severability. If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid and unenforceable, shall not be affected thereby, and each provision hereof shall be validated and shall be enforced to the fullest extent permitted by law.

     10.02 Waivers. Any failure by any party to this Agreement to comply with any of its obligations, agreements or covenants hereunder may be waived by Seller in the case of a default by the Buyer and by Buyer in the case of a default by the Seller. A party will not be deemed as a consequence of any act, delay, failure, omission, forbearance or other indulgences granted from time to time by such party: (1) to have waived, or to be estopped from exercising, any of its rights or remedies under this Agreement, or (2) to have modified, changed, amended, terminated, rescinded, or superseded any of the terms of this Agreement, unless such waiver, modification, amendment, change, termination, rescission, or supersession is express, in writing and signed by such party. No single or partial exercise by any party of any right or remedy will preclude other or further exercise thereof or preclude the exercise of any other right or remedy, and a waiver expressly made in writing on one occasion will be effective only in that specific instance and only for the precise purpose for which given, and will not be construed as a consent to or a waiver of any right or remedy on any future occasion or a waiver of any right or remedy against any other Person.

     10.03 Notices. All notices, consents, demands, requests, approvals and other communications which are required or may be given hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (including overnight courier service) or mailed certified first class mail, postage prepaid:

          (a)      If to Seller:             KeySpan Business Solutions, LLC
                                             67B Mountain Blvd. Ext.
                                             P.O. Box 4039
                                             Warren, NJ 07059
                                             Attn: Michael A. Walker
                                             Chief Operating Officer
          with copies to:

                                             John Bishar, Esq.
                                             General Counsel
                                             KeySpan Corporation
                                             One MetroTech Center
                                             Brooklyn, NY 11201


                               and

                                             Charles F. Gergel, Esq.
                                             Cullen and Dykman LLP
                                             44 Wall Street
                                             New York, NY 10005

          (b)                                If to Buyer: Frank J.
                                             Sullivan Buyer
                                             Representative 19 Gateshead
                                             Drive Bridgewater, NJ 08807

          with a copy to:                    Bruce Mantell, Esq.
                                             Mantell & Prince, P.C.
                                             Mountain Heights Center
                                             430 Mountain Avenue
                                             Murray Hill, New Jersey 07974



or to such other person or persons at such address or addresses as may be designated by written notice to the other parties hereunder. Notice shall be deemed delivered at the time received for personal delivery, or when mailed at a United States Post Office box or branch office.

     10.04 Applicable Law. This Agreement shall be governed and construed and interpreted in accordance with the laws of the State of New York.

     10.05 Publicity. The parties agree that no publicity release or announcement concerning the transactions contemplated hereby shall be issued by any party without the advance written consent of the other, except as such release or announcement may be required by Law, in which case the party making the release or announcement shall show such release or announcement in advance to the other party.

     10.06 Expenses of Sale. Except as otherwise specifically provided herein, Seller, on the one hand, and Buyer, on the other hand, shall bear their own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated thereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents.

     10.07 Binding Effect, Benefits. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; provided, however, that nothing in this Agreement shall be construed to confer any rights, remedies, obligations or liabilities on any person other than the parties hereto or their respective successors and assigns.

     10.08 Entire Agreement; Amendment. This Agreement together with the other Instruments delivered in connection herewith, embodies the entire agreement and understanding of the parties hereto and supersedes any prior agreement or understanding between the parties with respect to the subject matter of this Agreement. This Agreement cannot be amended or terminated orally, but only by a writing duly executed by the parties.

     10.09 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

     10.10 Headings. Headings of the sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

     10.11 Assignment. This Agreement may not be assigned by either party without the prior written consent of the other.

     10.12 Jurisdiction and Enforcement. Each of the Parties irrevocably submits to the exclusive jurisdiction of (i) the Supreme Court of the State of New York, New York County and (ii) the United States District Court for the Eastern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of the Parties agrees to commence any action, suit or proceeding relating hereto either in the United States District Court for the Eastern District of New York or, if such suit, action or proceeding may not be brought in such court for jurisdictional reasons, in the Supreme Court of the State of New York, New York County. Each of the Parties further agrees that service of process, summons, notice or document by hand delivery or U.S. registered mail at the address specified for such Party in Section 10.03 hereof (or such other address specified by such Party pursuant to Section 10.03) shall be effective service of process for any action, suit or proceeding brought against such Party in any such court. Each of the Parties irrevocably and unconditionally waives any claim with respect to the venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby being located in (i) the Supreme Court of the State of New York, New York County, or (ii) the United States District Court for the Eastern District of New York, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

     [Remainder of page intentionally left blank. Signatures appear on the next page.]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


BUYER:
/s/
-------------------------
Robert B. Snyder

/s/
-------------------------
Frank J. Sullivan

/s/
-------------------------
Robert B. Snyder, Jr.

/s/
-------------------------
Philip J. Andreoli

/s/
------------------------
William J. McKean


SELLER:

KEYSPAN BUSINESS SOLUTIONS, LLC

By: /s/
-------------------------
Name: Michael A. Walker
Title: Senior Vice President & Chief Operating Officer


BINSKY & SNYDER, LLC
By: /s/
-------------------------
Name: Michael A. Walker
Title: Director


BINSKY & SNYDER SERVICE LLC
By: /s/
-------------------------
Name: Alfred C. Bereche
Title: Assistant Secretary